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EXHIBIT 10.18

                             EMPLOYEE LOAN AGREEMENT
                               AND PROMISSORY NOTE


         This Employee Loan Agreement and Promissory Note (the "Agreement") is made this 3rd day of May, 2001 by and between NETGURU, INC. ("NGI") and SANTANU DAS ("Employee").

         WHEREAS, Employee is the President & Corporate VP of Engineering & Animation Software & ASP:
         WHEREAS, Employee has requested a loan from NGI for personal reasons;

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, NGI and Employee agree as follows:

         1. LOAN & PAYMENT. On the date first written above, NGI shall loan to Employee the sum of $70,000.00 at an annual interest rate of six percent (6%) and payable by withholding of $634.03 per bi-weekly pay period commencing on August 24, 2001 and continuing until August 4, 2006, with the balance if any due on such date.

         2. PLEDGE. As security for the repayment of such loan, in addition to any and all other rights and remedies NGI may have hereunder or at law, Employee hereby pledges ALL owned shares of NGI's common stock, par value $0.01 per share, held by Employee and in addition ALL vested shares subject to options granted to Employee under any applicable Stock Option Agreement entered into between Employee and NGI.

         3. SELLING OWNED STOCK/EXERCISING VESTED OPTIONS. For the purpose of paying the loan hereunder in full, together with accrued interest, Employee agrees to sell any owned stock (if any) and/or exercise and sell any vested shares subject to options when the market price of NGI's common stock reaches $10.00 or more per share. Employee shall thereafter apply the proceeds of the sale to satisfy the loan in full hereunder. Employee shall only be required to exercise and sell a quantity of vested shares subject to options necessary to satisfy the indebtedness hereunder. Employee shall be solely responsible for the payment of any and all federal and state taxes associated with the exercise and selling of any vested shares subject to options.

         4. PROMISSORY NOTE. For value received, Employee unconditionally promises to pay to NGI, upon demand on August 4, 2006 or as soon as Employee is no longer an employee of NGI, the principal sum of $70,000.00 with interest, less any and all payments then made, without set-off, deduction or counterclaim.

         5. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California, USA.

          WITNESS WHEROF, NGI and Employee have executed this Agreement as of the date first set forth above.

         EMPLOYEE: SANTANU DAS                       NETGURU, Inc.



         /s/ Santanu Das                             By: /s/ Jyoti Chatterjee
         ------------------------                        -----------------------
                                                         Jyoti Chatterjee
                                                         President & COO